Cabot Microelectronics Corporation
2012 Omnibus Incentive Plan
Restricted Stock Award Agreement
(United States Employees)
AWARD DATE

NAME
ADDRESS
CITY, STATE ZIP

Dear FIRST NAME:

I am pleased to inform you (the "Participant") that the Compensation Committee of the Board of Directors (the "Committee") of Cabot Microelectronics Corporation (the "Company") has approved your participation in the Cabot Microelectronics Corporation 2012 Omnibus Incentive Plan (the "Plan") as a means of allowing you to participate in the success of the Company through ownership of Company common stock ("Stock"). An award ("the "Award") of shares of restricted stock ("Restricted Stock) is hereby awarded to you pursuant to the terms of the Plan and this Restricted Stock Agreement (the "Agreement").  A copy of the Plan is enclosed, and can also be electronically accessed through the CMC world directory under "HR Information/Stock/General Plan Information."

Participant Name/ ID Number	Type of Award	Number of Shares of Restricted Stock Awarded	Fair Market Value of Shares of Restricted Stock on Award Date
[Name] [xxx-xx-xxxx]	Restricted Stock	[____]	$[FMV/closing price on Award Date]
	Award Date	Vesting Date(s)	Award Number
	[Award Date]	25% 1st anniversary of Award Date 25% 2nd anniversary of Award Date 25% 3rd anniversary of Award Date 25% 4th anniversary of Award Date	[xxxxx]

This Agreement provides the Participant with the terms of the Award granted to the Participant. The terms specified in this Agreement are governed by the provisions of the Plan, which are incorporated herein by reference. The Committee has the exclusive authority to interpret and apply the Plan and this Agreement.  Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement are final and binding on all persons.  To the extent that there is any conflict between the terms of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein will have the same meaning as under the Plan, unless stated otherwise.

In consideration of the foregoing and the mutual covenants hereinafter set forth, it is agreed by and between the Company and the Participant, as follows:
1.	Vesting Dates and Lapse of Restrictions. The Award shall become vested and the restrictions shall lapse in accordance with the following table:
Number of Shares	Vesting Date(s)
25% 25% 25% 25%	1st anniversary of Award Date 2nd anniversary of Award Date 3rd anniversary of Award Date 4th anniversary of Award Date

Notwithstanding the foregoing, the Award shall become fully vested and all restrictions shall lapse in the event of the Participant's death, Disability or a Change in Control.  Upon the Participant's termination of Service with the Company for any reason other than death or Disability, the Participant shall immediately cease vesting in the Award and the unvested portion of the Award shall be forfeited immediately.
For purposes hereof, "Disability" shall have the meaning provided under: (a) first, an employment agreement between the Participant and the Company; (b) second, if no such employment agreement exists, the terms of the Plan.  In addition, for purposes of this Agreement, the Participant's date of termination of Service (for any reason other than death or Disability) shall be the earlier of: (i) the date on which the Participant ceases to render Service to or be employed by the Company, as determined by the Company in its sole discretion; (ii) the date on which the Company first provides notice of termination of Service; or (iii) the first date of any statutory notice period provided under local law.

2.
Termination / Cancellation / Rescission / Recovery / Revocation.  The Company may terminate, cancel, rescind, recover, or revoke the Award immediately under certain circumstances, including, but not limited to, the Participant's:

(a)	actions constituting Cause, as defined in the Plan, or the Company's By-laws or Articles of Incorporation, and as otherwise enforceable under local law;
(b)	rendering of services for a competitor prior to, or within six (6) months after, the exercise of any Award or the termination of Participant's Service with the Company;
(c)	unauthorized disclosure of any confidential/proprietary information of the Company to any third party;
(d)	failure to comply with the Company's policies regarding the identification, disclosure and protection of intellectual property;
(e)	violation of the Cabot Microelectronics Corporation Employee Confidentiality, Intellectual Property and Non-Competition Agreement; or,
(f)	violation of the Cabot Microelectronics Corporation Code of Business Conduct, including those provisions related to financial reporting.
In the event of any such termination, cancellation, rescission, recovery, or revocation, the Participant must return any Stock obtained by the Participant pursuant to the Award, or pay to the Company the amount of any gain realized on the sale of such Stock, and the Company shall be entitled to set off against the amount of any such gain any amount owed to the Participant by the Company.  To the extent applicable, the Company will refund to the Participant any amount paid for such Stock, including any withholding requirements.

3.
Purpose of Award.  The Award is intended to promote goodwill between the Participant and the Company and shall not be considered as salary or other remuneration for any employment or other services the Participant may perform for the Company or any of its affiliates.  The Company's grant of the Award does not confer any contractual or other rights of employment or service with the Company.  Benefits granted under the Plan shall not be considered as part of the Participant's salary in the event of severance, redundancy or resignation. Granting of the Award shall also not be construed as creating any right on the part of Participant to receive any additional benefits including awards in the future, it being expressly understood and agreed that any future awards shall be made solely at the discretion of the Company.

4.
Rights and Restrictions Governing Restricted Stock.  As of the Award Date, one or more certificates representing the appropriate number of shares of Restricted Stock granted to the Participant shall be registered in the Participant's name but shall be held by the Company for the Participant's account.  The Participant shall have all rights of a shareholder as to such shares of Restricted Stock (including, to the extent applicable, the right to receive dividends and to vote), subject to the following restrictions:  (a) the Participant has executed a valid stock power on behalf of the Company for such Restricted Stock; (b) the Participant shall be entitled to delivery of certificates representing shares of Stock when restrictions lapse; and (c) none of the shares of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the restrictions have lapsed, except as provided in Section 8.

5.
Delivery of Restricted Stock.  As soon as reasonably practicable following the date on which restrictions lapse, one or more stock certificates for the appropriate number of shares of Stock, free of the restrictions set forth in the Agreement, shall be delivered to the Participant or such shares shall be credited to a brokerage account if the Participant so directs; provided however, that such certificates shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal and state securities laws.

6.
Tax Treatment. The Participant will generally be taxed on the difference between any purchase price and the Fair Market Value of the Stock on the date the restrictions lapse. This income will be taxed as ordinary income and subject to income and FICA withholding taxes. The Company is required to withhold and remit these taxes to the appropriate tax authorities. The Participant will be required to provide the Company with an amount of cash sufficient to satisfy the Participant's tax withholding obligations or to make arrangements satisfactory to the Company with regard to such taxes.  The income will be reported to the Participant as part of the Participant's employment compensation on the Participant's annual earnings statement Form W-2.

The Participant may elect to make an election under Section 83(b) of the Code to have any ordinary income amount taxed currently, before any restrictions lapse.  This election must be filed within thirty (30) days of the Award Date.  Attached hereto is a form of election for this purpose.
Under current law, if the Participant sells the Stock acquired under the Award, a long-term or short-term capital gain or loss will result depending on:  (a) the holding period for the shares, and (b) the difference between the Fair Market Value of the shares at the time of the sale and the Participant's tax basis in the shares.  The holding period is determined from the date the restrictions lapse.  Under current law the capital gain or loss is long term if the property is held for more than one (1) year, and short term of the property is held for less than one year.  The tax basis of the shares is the sum of (i) any purchase price paid for the shares, and (ii) the ordinary income, if any, determined by the difference between the Fair Market Value of the shares when the restrictions lapse or an 83(b) election is made, and any purchase price.
EACH PARTICIPANT IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, LOCAL AND OTHER TAX LAWS.

7.
Tax Withholding.  All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes. The various methods and manner by which tax withholding may be satisfied are set forth in Section 8.4 of the Plan.  If the Participant is subject to Section 16 (an "Insider"), of the Securities Exchange Act of 1934 ("Exchange Act"), any surrender of previously owned shares to satisfy tax withholding obligations arising under an Award must comply with the requirements of Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3").

8.
Transferability.  Shares of Restricted Stock are not transferable other than: (a) by will or by the laws of descent and distribution; (b) pursuant to a domestic relations order; or (c) to members of the Participant's immediate family, to trusts solely for the benefit of such immediate family members or to partnerships in which family members and/or trusts are the only partners, all as provided under the terms of the Plan.  After any such transfer, shares of Restricted Stock shall remain subject to the terms of the Plan.

9.
Adjustment of Shares.  In the event of any transaction that is a Share Change or a Corporate Transaction, each as described in Section 8.6 of the Plan, the terms of this Award (including, without limitation, the number and kind of shares subject to this Award) shall or may be adjusted, as applicable, as set forth in Section 8.6 of the Plan.

10.
Severability.  In the event that any provision of this Agreement is found to be invalid, illegal or incapable of being enforced by any court of competent jurisdiction for any reason, in whole or in part, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

11.	Waiver. Failure to insist upon strict compliance with any of the terms and conditions of this Agreement or the Plan shall not be deemed a waiver of such term or condition.
12.
Notices.  Except as provided in Section 13, any notices provided for in this Agreement or the Plan must be in writing and hand delivered, sent by fax or overnight courier, or by postage paid first class mail.  Notices are to be sent to the Participant at the address indicated by the Company's records and to the Company at its principal executive office.

13.
Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the shares of Restricted Stock or other awards granted to the Participant under the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

14.	Governing Law. This Agreement shall be construed under the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf, all as of the Award Date.

CABOT MICROELECTRONICS CORPORATION
/s/ Wiliam P. Noglows
William P. Noglows President and Chief Executive Officer

ACKNOWLEDGEMENT AND RECEIPT
RESTRICTED STOCK AWARD AGREEMENT
Participant Name/ ID Number	Type of Award	Number of Shares of Restricted Stock Awarded	Fair Market Value of Shares of Restricted Stock on Award Date
[Name] [xxx-xx-xxxx]	Restricted Stock	[____]	$[FMV/closing price on Award Date]
	Award Date	Vesting Date	Award Number
	[Award Date]	25% 1st anniversary of Award Date 25% anniversary of Award Date 25% anniversary of Award Date 25% anniversary of Award Date	[xxxxx]

I hereby acknowledge receipt of the award (the "Award") of shares of restricted stock ("Restricted Stock") issued to me by Cabot Microelectronics Corporation (the "Company") on the date shown above, which has been granted under and is governed by the terms and conditions of the Cabot Microelectronics Corporation 2012 Omnibus Incentive Plan (the "Plan") and the Restricted Stock Award Agreement (the "Agreement").  I further acknowledge receipt of a copy of the Plan and certify that I am in conformance with and agree to conform to all of the terms and conditions of the Agreement and the Plan, including giving explicit consent to the Company to transfer personal data related to the Plan administration outside of the country in which I reside and/or provide services.
According to the terms and conditions of the Award, shares of Restricted Stock awarded pursuant to it are scheduled to vest (lapse of restrictions) in equal installments upon each of the first four anniversaries of the Award Date.  When such shares of Restricted Stock vest, pursuant to the terms of the Plan, I will be free to hold these shares, or to sell, pledge, or give gifts of them, subject, of course, to the Company's policy on trading in Company stock as set forth in the Company's Insider Trading Policy and Trading Guidelines for Directors, Officers and Other Key Employees and the requirements of the federal securities laws.
Unless I make an election under Internal Revenue Code Section 83(b) to satisfy my tax obligations pursuant to the Award (see attached), the Company will be required at vesting to withhold the minimum federal, state and FICA taxes, on the total value of my award upon vesting.  The value of the shares upon vesting will be based on the closing price of the Company stock (as reported on Nasdaq) as of the vesting date.
I may elect now to satisfy my future tax obligation on the value of the Award at the time of vesting by either (please elect and initial one):
•
Providing a personal check, bank draft or money order payable to the Company at the time of each of the four vesting dates (instructions for doing so will be provided in advance of each vesting date) ___________.

•
Selling enough shares of those that vest from the Award at the time of each of the four vesting dates ("withhold to cover") to satisfy my tax liability ___________.   My initialed election of this option confirms that at the time that I am making this election, I am not in possession of any material non-public information regarding the Company and am in compliance with the Company's Insider Trading Guidelines.

•
I prefer to decide whether to "withhold to cover" or pay my tax obligation through personal check, bank draft or money order payable to the Company in advance of each vesting date (instructions for doing so will be provided in advance of each vesting date) ___________.

I further acknowledge that I have received a paper copy of the prospectus for the Plan.  I hereby consent to receiving all future prospectuses for the remainder of my employment with the Company through the Company's intranet website.  I am aware that I may withdraw my consent to receive future prospectuses from the Company's intranet website at any time and upon such withdrawal will be entitled to a paper copy of any future prospectus deliveries.
Any discrepancies between the Acknowledgement and Receipt, and the Agreement with respect to the information shown above, should be corrected and brought to the attention of the Committee.  Please be sure to initial any corrections made to this form.

Signature _____________________________________                                                                                                                              Date ___________________

Please return a copy of the enclosed Acknowledgement and Receipt form by [_______] to:
Luke Alberts
Global Compensation and Benefits Analyst
Cabot Microelectronics Corporation
870 Commons Drive
Aurora, IL  60504
HR Confidential FAX:  630/375-5587

Please keep a copy of this signed Acknowledgement and Receipt, and the Agreement, for your own records. If you have any questions, please contact the Director of Human Resources.

CONSENT OF SPOUSE
Restricted Stock Award Agreement

I, ____________________, spouse of [Participant], have read and approve the Restricted Stock Award Agreement dated [Award Date] (the "Agreement").  In consideration of granting of the right to my spouse to receive or purchase shares of stock of Cabot Microelectronics Corporation, a Delaware corporation, as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Signature _____________________________________                                                                                                                              Date ___________________

Name (Print) ___________________________________

Please return one copy of a signed "Consent of Spouse" (if applicable) form to the Company's Human Resources Department by [_______________].

ATTACHMENT A
ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in its gross income for the taxable year ending December 31, [_______], the amount of any compensation taxable to it in connection with its receipt of the property described below:
1.	The name, address and taxpayer identification number of the undersigned taxpayer are as follows:
NAME:
                          ADDRESS:
TAXPAYER I.D. NUMBER:
2.	The property with respect to which the election is made is described as follows: [_________________________________] shares of common stock of Cabot Microelectronics Corporation (the "Company").
3.	The date on which the property was transferred and the taxable year for which this election is made are as follows:

4.	The property is subject to the following restrictions:
The property is subject to forfeiture conditions in favor of the Company, which lapse incrementally if the taxpayer provides services to the Company over a period of years.
5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:

6.	The amount paid for such property is:

The undersigned has submitted a copy of this statement to the person for whom the services will be performed in connection with the undersigned's receipt of the above-described property.  The transferee of such property is the person performing the services in connection with the transfer of said property.
The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Print Name: _____________________________
                                                                                    Sign Name:  ____________________________
                                                                                    Dated: _________________________________

TO:                          [Sample]
FROM:                                        Director of Human Resources
DATE:                                        [_____]
RE:                          Tax Withholding Requirement on Vested Restricted Stock Award

According to the terms and conditions of your Restricted Stock Award (the "Award) dated [______], the restrictions applicable to [____] shares ("Shares") awarded to you by Cabot Microelectronics Corporation (the "Company") under the Cabot Microelectronics Corporation 2012 Omnibus Incentive Plan lapsed on [________].  As previously indicated to you in your Award, you are free to hold these shares, or to sell, pledge, or give gifts of them, subject, of course, to the Company's policy on trading in Company stock as set forth in the Company's Insider Trading Policy and Trading Guidelines for Directors, Officers and Other Key Employees and the requirements of the federal securities laws.
The Company is required at vesting to withhold the minimum federal, state and FICA taxes on the total value of your Award upon vesting.  The value of the Shares upon vesting is based on the closing price of a Share (as reported on Nasdaq) as of the vesting date.
The taxes on the value of the Award may be satisfied by either (please check one and return a signed acknowledgement of this memo to my attention by [____________]):
•	sending a personal check, bank draft or money order payable to the Company to my attention by [__________].
•	electing to use Shares to satisfy your tax liability.
Based on current payroll data as of [__________], the value and withholding taxes due on the Award are as follows:
            Number of Shares Vesting: [__________]
FMV of Company stock on [__________] (Date of Grant / Date of vesting)
Most Recent YTD FICA paid (i.e. based on payroll through [__________]):    [$0.00]
 Once taxes due are satisfied, a certificate representing the remaining number of vested Shares will be forwarded to you, or you may elect to have the Shares held on account for you at [__________].  If you have any questions with regard to the vesting of your Award, please feel free to call me at 630/499-8019.

Participant: _______________________________
Date: _____________________________________